Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Managers

DB Commodity Services LLC:

We consent to the use in this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our reports, incorporated herein by reference, dated March 25, 2008, with respect to the consolidated financial statements of PowerShares DB Energy Fund and Subsidiary, PowerShares DB Oil Fund and Subsidiary, PowerShares DB Precious Metals Fund and Subsidiary, PowerShares DB Gold Fund and Subsidiary, PowerShares DB Silver Fund and Subsidiary, PowerShares DB Base Metals Fund and Subsidiary and PowerShares DB Agriculture Fund and Subsidiary as of December 31, 2007 and 2006. We also consent to the use of our report included herein, dated April 8, 2008, with respect to the financial statements of DB Commodity Services LLC as of December 31, 2007 and 2006. In addition, we consent to the references to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

New York, New York

June 24, 2008